          ------------------------------------------------------------




                        CONNER PERIPHERALS, INC., Company


                       SEAGATE TECHNOLOGY, INC., Guarantor

                                       and

                       STATE STREET BANK AND TRUST COMPANY
                                     Trustee

                         ------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of February 2,1996

                                       To

                                    INDENTURE

                            Dated as of March 1, 1992

                         ------------------------------

                                   Relating to

                            Conner Peripherals, Inc.

                   6 1/2% Convertible Subordinated Debentures
                                    due 2002




          ------------------------------------------------------------

     This SECOND SUPPLEMENTAL INDENTURE, dated as of the 2nd day of February, 1996, by and among CONNER PERIPHERALS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), SEAGATE TECHNOLOGY, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor"), and STATE STREET BANK AND TRUST COMPANY, a trust company duly organized and existing under the laws of the Commonwealth of Massachusetts, as successor in interest to the corporate trust business of The First National Bank of Boston, a national banking association organized and existing under the laws of the United States, and Trustee under the Indenture (as hereinafter defined) (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company and The First National Bank of Boston have heretofore entered into that certain Indenture, dated as of March 1, 1992, providing for the issuance of 6 1/2% Convertible Subordinated Debentures due 2002 (the "Debentures"), in the aggregate principal amount not to exceed two hundred thirty million dollars ($345,000,000), and that certain First Supplemental Indenture with respect thereto, dated as of September 8, 1992 in connection with the merger of Conner Peripherals, Inc., a corporation duly organized and existing under the laws of the State of California with and into the Company (such indenture as so supplemented, and as further supplemented or amended in accordance with its terms, herein the "Indenture");

     WHEREAS, the Company, Athena Acquisition Corporation, a Delaware corporation ("Athena"), and the Guarantor have entered into an Agreement and Plan of Reorganization, dated as of October 3, 1995, as amended (the "Reorganization Agreement"), pursuant to which Athena will merge (the "Merger") with and into the Company, and the Company will then become a wholly-owned subsidiary of Guarantor, and each share of the Company's Common Stock outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive 0.442 shares of Common Stock of the Guarantor in accordance with the terms of the Reorganization Agreement;

     WHEREAS, Section 15.06 of the Indenture provides that, "If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock shall occur, then the Company or the successor or purchasing corporation, as the case may be, shall execute with Trustee a supplemental indenture (which shall conform to the Trust Indenture Act of 1939 as in force at the date of execution of such supplemental indenture) providing that each Debenture shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance (but after giving effect to any adjustment required by subsection (d) of Section 15.05 if such reclassification, change, consolidation, merger, sale or conveyance constitutes a Fundamental Change). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article;"

     WHEREAS, Section 12.01 of the Indenture permits the Company to merge with another corporation provided certain conditions are satisfied;

     WHEREAS, the Guarantor is willing to guarantee, on a subordinated basis as set forth more fully herein, the payment of the principal of, premium, if any, and interest on the Debentures in order to preserve the exemption available under Section 3(a)(9) of the Securities Act of 1933 for the conversion of Debentures into Common Stock;

     WHEREAS, Section 11.01 of the Indenture authorizes the Company, with the consent of the Trustee, to supplement or amend the Indenture to comply with
Section 15.06 hereof and to correct or supplement provisions of or make other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the rights of any Debentureholder;

     WHEREAS, the Company and the Guarantor desire to execute a supplemental indenture that complies with Section 11.01 of the Indenture;

     WHEREAS, all acts and things necessary to make this Second Supplemental Indenture a valid and binding agreement for the purposes and objects herein expressed have been duly done and performed, and the execution of this Second Supplemental Indenture have been in all respects, duly authorized;

     WHEREAS, the foregoing recitals are made as representations or statements of fact by the Company or the Guarantor, as applicable, and not by the Trustee; and

     WHEREAS, the Trustee is authorized by Section 11.01 of the Indenture to execute this Second Supplemental Indenture without the consent of the holders of the Debentures;

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Guarantor hereby covenant and agree with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Debentures, as follows:

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.01. The [Form of Face of Debenture] in the Indenture is hereby amended by deleting the reference to "Common Stock of the Company" that appears in the second paragraph thereof and inserting in lieu thereof the words "Common Stock."

     Section 1.02. The [Form of Reverse of Debenture] in the Indenture is hereby amended by:

     (a) Deleting the reference to "Common Stock of the Company" in the third paragraph thereof and inserting in lieu thereof the words "Common Stock;"

     (b) Deleting the reference to "Company's Common Stock" that appears in the tenth paragraph thereof and inserting in lieu thereof the words "Common Stock;"

     (c) Deleting the reference to "Common Stock of the Company" that appears in the eleventh paragraph thereof and inserting in lieu thereof the words "Common Stock;" and

     (d) Deleting the fourteenth paragraph and inserting in lieu thereof the following paragraph:

          No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby or the guarantee by the Guarantor thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Guarantor or of any respective successor corporation, either directly or through the Company or the Guarantor or any respective successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released; PROVIDED, HOWEVER, that the foregoing shall not affect or impair the obligations of the Guarantor hereunder.

     Section 1.03. The [Form of Conversion Notice] in the Indenture is hereby amended by deleting the phrase "Common Stock of Conner Peripherals, Inc." and inserting in lieu thereof the words "Common Stock."

     Section 1.04. The terms defined in this Section 1.04 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Second Supplemental Indenture shall have the respective meanings specified in this Section 1.04. All other terms used in this Second Supplemental Indenture which are defined in the Indenture, the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Second Supplemental Indenture. The words "herein," "hereof" and "hereunder," and words of similar import, refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other Subsection. The terms defined in this Article include the plural as well as the singular.

     (a) The definitions of the following words contained in Section 1.01 of the Indenture, are hereby amended by deleting them in their entirety and inserting in lieu thereof the following respective definitions:

          APPLICABLE PRICE: The term "Applicable Price" means (i) in the event of a Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the last reported sales price for the Common Stock (determined as set forth in subsection (e) of Section 15.05) during the ten Trading Days (as defined in subsection (3) of Section 15.05) prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change, or, if there is no such record date, the earlier of the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets and the consummation of such Fundamental Change.

          COMMON STOCK: The term "Common Stock" shall mean any stock of any class of Guarantor which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which is not subject to redemption by the Guarantor. Subject to the provisions of Section 15.06, however, shares issuable on conversion of Debentures shall include only shares of the class designated as Common Stock of the Guarantor at the date of this Second Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which are not subject to redemption by the Guarantor; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          FUNDAMENTAL CHANGE: The term "Fundamental Change" means any sale or transfer of all or substantially all of the assets of the Guarantor, or the occurrence of any transaction or event, in connection with which in excess of 50% of the Common Stock of Guarantor shall be exchanged for, converted into, acquired for or constitute the right to receive (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) consideration, less than 90% of which (in terms of value) is common stock which is (or will, upon consummation of such transaction or event, be) listed on a national securities exchange or approved for quotation in the National Association of Securities Dealers, Inc. Automated Quotation System or similar system of automated dissemination of quotations of securities prices.

          REFERENCE MARKET PRICE: The term "Reference Market Price" shall initially mean $30.14, and in the event of any adjustment to the conversion price pursuant to subsection (a), (b) or (c) of Section 15.05, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $30.14 to the conversion price specified in the form of Debenture hereinabove set forth (without regard to any adjustment thereto).

     (b) Section 1.01 of the Indenture is hereby amended to add the following definitions:

          GUARANTOR: The term "Guarantor" shall mean Seagate Technology, Inc., a Delaware corporation, and shall include its successors and assigns.

          GUARANTOR SENIOR INDEBTEDNESS: The term "Guarantor Senior Indebtedness" shall mean the principal of, premium, if any, and interest on, and any other payment due pursuant to the terms of an instrument (including, without limitation, fees, expenses, collection expenses (including attorneys' fees), interest yield amounts, post- petition interest and taxes) creating, securing or evidencing any of the following, whether outstanding at the date hereof or hereafter incurred or created:

               (a) all indebtedness of the Guarantor for money borrowed (including any indebtedness secured by a mortgage, conditional sales contract or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof);

               (b) all indebtedness of the Guarantor evidenced by notes, debentures, bonds or other similar instruments;

               (c) all indebtedness or other obligations of the Guarantor with respect to interest rate swap agreements, cap, floor and collar agreements, spot and forward contracts, and similar agreements and arrangements;

               (d) all indebtedness or other obligations of the Guarantor with respect to letters of credit (including reimbursement obligations with respect thereto), bank guarantees and bankers' acceptances; and

               (e) all lease obligations of the Guarantor which are capitalized on the books of the Guarantor in accordance with generally accepted accounting principles;

               (f) all indebtedness of others of the kinds described in the preceding clauses (a), (b), (c) or (d) and all lease obligations of others of the kind described in the preceding clause (e) assumed by or guaranteed in any manner by the Guarantor or in effect guaranteed by the Guarantor through an agreement to purchase, contingent or otherwise; and

               (g) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a), (b), (c),
          (d), or (f) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (e) or (f);

     unless, in the case of a particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to or is PARI PASSU with or is subordinated or junior to, the Guarantor's obligations under the Guaranty. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include:
     (i) indebtedness evidenced by the Guaranty or otherwise in respect of the Debentures; (ii) any indebtedness or lease obligation of any kind of the Guarantor to any subsidiary of the Guarantor; (iii) indebtedness for trade payables or constituting the deferred purchase price of assets or services created or assumed by the Guarantor in the ordinary course of business; and
     (iv) indebtedness evidenced by the Guarantor's 5% Convertible Subordinated Debentures due 2003 and 6 3/4% Convertible Subordinated Debentures due 2012.

          GUARANTY: The term "Guaranty" shall mean the guarantee of the Guarantor pursuant to Section 17.01 hereof.

          SUBSIDIARY:  The term "subsidiary" of any specified person shall mean
     (i) a corporation a majority of whose capital stock with voting power under ordinary circumstances, to elect directors is at the time directly or indirectly owned by such person, or (ii) any other person (other than a corporation) in which such person or such person and a subsidiary or subsidiaries of such person or a subsidiary or subsidiaries of such person directly or indirectly, at the date of determination thereof, has at least majority ownership.

                                   ARTICLE TWO

                            CONVERSION OF DEBENTURES

     Section 2.01. As a result of the Merger and without any action on the part of the holder of any Debenture, on and after the Effective Time each $1,000 principal amount of Debentures shall be convertible into shares of Common Stock of the Guarantor, in accordance with the provisions of Article Fifteen of the Indenture, at an initial conversion price per share of $54.30, such conversion price being subject to subsequent adjustment after the Effective Time in accordance with the provisions of Article Fifteen of the Indenture.

     Section 2.02. Section 15.02 of the Indenture is hereby amended by adding the words "or shall cause the Guarantor to" immediately after the words "the Company shall" that appear in the first sentence of the second paragraph thereof.

     Section 2.03. Subsections (a) through (d) of Section 15.05 of the Indenture are hereby amended by deleting all references therein to "the Company" and inserting in lieu thereof "the Guarantor."

     Section 2.04. Section 15.06 of the Indenture is hereby amended by deleting the first paragraph of such Section in its entirety and inserting in lieu thereof the following:

          SECTION 15.06. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Guarantor with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Guarantor as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock shall occur, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall conform to the Trust Indenture Act of 1939 as in force at the date of execution of such supplemental indenture) providing that each Debenture shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance

     (but after giving effect to any adjustment required by subsection (d) of Section 15.05 if such reclassification, change, consolidation, merger, sale or conveyance constitutes a Fundamental Change). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Debentures, at his address appearing on the Debenture register provided for in
     Section 2.05 of this Indenture.

          The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

     Section 2.05. Section 15.08 of the Indenture is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

          SECTION 15.08. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK. The Company shall use its best efforts to (a) cause the Guarantor to provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury or (b) otherwise make available sufficient shares to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

          Before the taking of any action by the Guarantor which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company shall cause the Guarantor to take all corporate action which may, in the opinion of the Company's counsel, be necessary in order that the shares of Common Stock issuable or otherwise deliverable upon conversion of the Debentures may be validly and legally issued or delivered (as the case may be) at such adjusted conversion price.

          The Company covenants that all shares of Common Stock which may be issued or otherwise delivered upon conversion of Debentures will, when so issued or delivered, be fully paid and nonassessable by Guarantor and the Company and free from all taxes, liens and charges with respect to the issue or delivery thereof.

          The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, the

     Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

          The Company further covenants that if at any time Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange the Company will, or shall cause the Guarantor to, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Debentures.

     Section 2.06. Section 15.10 of the Indenture is hereby amended by deleting all references to "the Company" in clauses (a) through (d) thereof and inserting in lieu thereof the words "the Guarantor."


                                  ARTICLE THREE

                       CERTAIN COVENANTS OF THE GUARANTOR

     Section 3.01.  The Guarantor hereby covenants and warrants that
(a) immediately after the Effective Time, no condition or event shall exist which constitutes or would, after notice or lapse of time or both, constitute a Default or an Event of Default (both as defined in the Indenture), (b) it has complied, or has caused the Company to comply, and will comply, or will cause the Company to comply, with all applicable provisions of Article Fifteen of the Indenture and (c) it has been authorized by its Board of Directors, pursuant to
Section 11.01 of the Indenture, to execute this Second Supplemental Indenture.


                                  ARTICLE FOUR

                             GUARANTY OF DEBENTURES

     Section 4.01. GUARANTY OF DEBENTURES. The Indenture is hereby amended to add the following provisions as a new Article Seventeen to be inserted immediately following Article Sixteen of the Indenture. Article Seventeen shall apply to the Debentures only.


                                ARTICLE SEVENTEEN

                       SUBORDINATED GUARANTY OF DEBENTURES

          Section 17.01. GUARANTY. Subject to the provisions of this Article Seventeen, the Guarantor hereby unconditionally guarantees, on a subordinated basis as set forth more fully in this Article Seventeen, to each holder of a Debenture authenticated and delivered by the Trustee in accordance with the Indenture (i) the due and punctual payment of the principal of, premium, if any, and interest (including interest on other amounts which may accrue after the filing against the Company of a petition under the United States Bankruptcy Code (the "Bankruptcy Code"), whether or not the obligation to pay interest on such amounts shall be enforceable against the Company) on such Debenture, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium and interest, if any, on such Debenture, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the holders or the Trustee all in accordance with the terms of such Debenture and of this Indenture, and (ii) in the case of any extension of time of payment or renewal of any such Debenture or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. A demand for payment under this Article Seventeen shall not be effective prior to 48 hours after a demand upon the Company for full and complete payment of all amounts due and payable under the Debentures, unless such demand upon the Company shall be stayed by operation of Section 362 of the Bankruptcy Code or otherwise. In all other respects, the Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Debenture or this Indenture, any failure to enforce the provisions of any such Debenture or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the holder of such Debenture or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Debenture or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants, that this Guaranty will not be discharged as to any such Debenture except by payment in full of the principal thereof, premium if any, and interest thereon. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Debentureholder and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Seven hereof for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, provided that notice of such acceleration has been given to the Guarantor by the Trustee, and (ii) in the event of any declarations of acceleration of such obligations as provided in Article Seven hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guaranty.

          The Guarantor shall be subrogated to all rights of the holders of any Debentures against the Company in respect of any amounts paid to the Debentureholder by the Guarantor pursuant to the provisions of this Guaranty; PROVIDED that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all the Debentures shall have been paid in full and until all amounts payable under any Senior Indebtedness shall have been paid in full.

          Section 17.02. GUARANTY SUBORDINATED TO GUARANTOR SENIOR INDEBTEDNESS. The Guarantor covenants and agrees, and the Trustee and each holder of the Debentures by its acceptance thereof likewise covenants and agrees, that all payments pursuant to the Guaranty by the Guarantor shall be subordinated in accordance with the following provisions of this Article Seventeen to the prior payment in full of all Guarantor Senior Indebtedness.

          Section 17.03. PAYMENTS TO DEBENTUREHOLDERS. No direct or indirect payment shall be made on the Guaranty by the Guarantor, if there shall have occurred and be continuing (a) any default in the payment of principal, premium, if any, or interest on any Guarantor Senior Indebtedness continuing beyond the period of grace, if any, specified in the instrument or lease evidencing such Guarantor Senior Indebtedness with respect to Guarantor Senior Indebtedness, or (b) any other default with respect to any Guarantor Senior Indebtedness permitting the acceleration thereof and such default is the subject of a judicial proceeding or the Guarantor receives notice of such a default from the holders of an aggregate of not less than $5,000,000 aggregate principal amount of such Guarantor Senior Indebtedness (PROVIDED, HOWEVER, that in the case of Guarantor Senior Indebtedness issued pursuant to an indenture such notice may be validly given only by the trustee under such indenture), unless and until such default or event of default shall have been cured or waived or shall have ceased to exist.

          Upon any acceleration of the principal of the Debentures or any payment by the Guarantor, or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Guarantor Senior Indebtedness shall first be paid in full in money or money's worth, or payment thereof provided for in accordance with its terms, before any payment is made by the Guarantor pursuant to the Guaranty on account of the principal of (and premium, if any) or interest on the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Guarantor, or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee would be entitled pursuant to or with respect to the Guaranty except for the provisions of this Article Seventeen, shall (except as aforesaid) be paid by the Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of

     Guarantor Senior Indebtedness held by such holders, as calculated by the Guarantor) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Guarantor Senior Indebtedness in full in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness, before any payment or distribution is made to the holders of the Debentures or to the Trustee pursuant to the Guaranty.

          In the event that, notwithstanding the foregoing, any payment by or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the holders of the Debentures before all Guarantor Senior Indebtedness is paid in full in money or money's worth, or provision is made for such payment, and if such fact shall then have been made known to a Responsible Officer of the Trustee or, as the case may be, such Debentureholder, then and in such event such payment or distribution shall be paid over or delivered to the holders of Guarantor Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay all Guarantor Senior Indebtedness in full in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness (but subject to the power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred in this Article Seventeen upon the Guarantor Senior Indebtedness and the holders thereof with respect to Debentures or the holders thereof or the Trustee, by a lawful plan of reorganization or readjustment under applicable bankruptcy law).

          The consolidation of the Guarantor with, or the merger of the Guarantor into, another corporation or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Section 17.12 hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 17.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Section 17.12 hereof.

          The holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the obligations of the holders of the Debentures hereunder to the holders of Guarantor Senior
     Indebtedness: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness, or otherwise amend in any manner Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and
     (iv) exercise or refrain from exercising any rights against the Guarantor and any other Person.

          Section 17.04. PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION. Nothing contained in this Article Seventeen shall prevent (i) the Guarantor, except under the conditions described in Section 17.03, from making payments on the Guaranty at any time, or (ii) the application by the Trustee of any monies deposited with it for the purpose of making such payments pursuant to the Guaranty, to the holders entitled thereto unless at least three Business Days prior to the date upon which such payment would otherwise (except for the prohibitions contained in Section 17.03) become due and payable, the Trustee shall have received the written notice provided for in
     Section 17.07.

          Section 17.05. AUTHORIZATION TO TRUSTEE TO TAKE ACTION TO EFFECTUATE SUBORDINATION. Each holder of Debentures by his acceptance of the Guaranty authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Indebtedness and the Debentureholders, the subordination as provided in this Article Seventeen and appoints the Trustee his attorney-in-fact for any and all such purposes.

          Section 17.06. SUBROGATION OF DEBENTURES. Subject to the payment in full of all Guarantor Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of the Guarantor applicable to the Guarantor Senior Indebtedness to the extent that amounts otherwise payable to such holders of Debentures or otherwise distributable in respect of the Debentures to such holders of Debentures pursuant to or with respect to the Guaranty shall instead have been paid to the holders of Guarantor Senior Indebtedness pursuant to this Article Seventeen until all amounts due under the Guaranty shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Guarantor Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled pursuant to or with respect to the Guaranty except for the provisions of this Article Seventeen, and no payments over pursuant to the provisions of this Article Seventeen, to or for the benefit of the holders of Guarantor Senior Indebtedness by holders of the Debentures or the Trustee, shall, as between the Guarantor, its creditors other than holders of Guarantor Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Guarantor to or on account of the Guarantor Senior Indebtedness; it being understood that the provisions of this Article Seventeen are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Guarantor Senior Indebtedness, on the other hand.

          Nothing contained in this Article Seventeen or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness, and the holders of the Debentures, the obligation of the Guarantor, which is absolute and unconditional, to pay to the holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with the provisions of the Guaranty, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Guarantor other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Seventeen of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of the Guarantor received pursuant to the Guaranty upon the exercise of any such remedy.

          Upon any payment or distribution of assets of the Guarantor referred to in this Article Seventeen, the Trustee, subject to the provisions of
     Section 8.01, and the holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Debentures, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Seventeen.

          Section 17.07. NOTICES TO TRUSTEE AND GUARANTOR SENIOR INDEBTEDNESS. The Guarantor shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee of any fact known to the Guarantor which would prohibit the making of any payment of monies to or by the Trustee in respect of the Guaranty pursuant to the provisions of this Article Seventeen. Notwithstanding the provisions of this Article Seventeen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee with respect to any monies deposited with the Trustee by the Guarantor pursuant to the Guaranty in respect of the Debentures pursuant to the provisions of this Article Seventeen, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Guarantor or a holder or holders of Guarantor Senior Indebtedness or from any representative or trustee thereof (PROVIDED,

     HOWEVER, that in the case of Guarantor Senior Indebtedness issued pursuant to an indenture such notice may be validly given only by the trustee under such indenture); and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.01 shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received at least three Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture) with respect to such monies the notice provided for in this Section 17.07, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; PROVIDED, FURTHER, that the immediately preceding proviso shall not apply to any notice provided for in this Section 17.07 in the event such notice is received and acknowledged by a Responsible Officer of the Trustee at least one Business Day prior to such date.

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Guarantor Senior Indebtedness or a representative of or trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Seventeen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Seventeen, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          Section 17.08. TRUSTEE'S RELATION TO GUARANTOR SENIOR INDEBTEDNESS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Seventeen in respect of any Guarantor Senior Indebtedness at any time held by it, to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Section 17.08 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Seventeen, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Guarantor Senior Indebtedness, but shall have only such obligations to such holders as are expressly set forth in this Article Seventeen.

          Section 17.09. NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor (including by way of an amendment to the provisions of this Article Seventeen) or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Section 17.10. ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Seventeen (except in Section 17.05) shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purpose as if such paying agent were named in this Article Seventeen in addition to or in place of the Trustee, PROVIDED, HOWEVER, that this Section shall not apply to the Guarantor or any affiliate of the Guarantor if it or such affiliate acts as paying agent.

          Section 17.11. EXECUTION OF GUARANTY. To evidence their guaranty to the Debentureholders specified in Section 17.01, the Guarantor hereby agrees to execute the Guaranty in substantially the form above recited to be endorsed on each Debenture authenticated and delivered by the Trustee after the Effective Time or, in lieu thereof, stamp each such Debenture with an appropriate notation on such Debenture. The Guarantor hereby agrees that its Guaranty set forth in Section 17.01 shall remain in full force and effect notwithstanding any failure to include such endorsement or notation of such Guaranty on each Debenture. If applicable, the Guaranty shall be signed on behalf of the Guarantor by its Chairman of the Board, President or a Vice President, prior to the authentication of the Debenture on which it is endorsed, and the delivery of such Debenture by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty on behalf of the Guarantor. Such signatures upon the Guaranty may be manual or facsimile signatures of the present, past or any future such officers and may be imprinted or otherwise reproduced on the Guaranty, and in case any such officer who shall have signed the Guaranty shall cease to be such officer before the Debenture on which such Guaranty is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Debenture nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guaranty had not ceased to be such officer of the Guarantor.

          Section 17.12.  GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

               (a) Except as set forth in Article Twelve, nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Guarantor with or into the Company or shall prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety, to the Company. Upon any such consolidation, merger, sale or conveyance, the Guaranty given by the Guarantor shall no longer have any force or effect.

               (b) Nothing contained in this Indenture (including, without limitation, Section 17.12(a) hereof) or in any of the Debentures shall prevent any consolidation or merger of the Guarantor with or into a corporation or corporations other than the Company (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company (whether or not affiliated with the Guarantor) authorized to acquire and operate the same; PROVIDED, however, that the Guarantor hereby covenants and agrees, that, except as provided in Section 17.12(a), upon any such consolidation, merger, sale or conveyance, the Guaranty endorsed on the Debentures, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Guarantor shall have been merged, or by the corporation which shall have acquired such property. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guaranty endorsed upon the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor, with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed the Guaranty to be endorsed upon all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.

          Section 17.13. SECURITIES AND EXCHANGE COMMISSION REPORTS. The Guarantor shall file with the Trustee, within 15 days after it files with the Securities and Exchange Commission, copies of the quarterly and annual reports and the information, documents, and other reports (or copies or such portions of any of the foregoing as the Securities and Exchange Commission may by rules and regulations prescribe) that it is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Guarantor shall comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939.

          Section 17.14. TERMINATION OF GUARANTY. This Guaranty shall terminate upon the earlier of the date in which there are no Debentures outstanding under the Indenture or the provisions of Article Thirteen of the Indenture have been satisfied in full.


                                  ARTICLE FIVE

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

     Section 5.01. IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS. Article Fourteen of the Indenture is hereby amended by deleting in entirety Article Fourteen and inserting in lieu thereof the following Article
Fourteen:


                                ARTICLE FOURTEEN

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS


          SECTION 14.01. INDENTURE AND DEBENTURES SOLELY CORPORATE OBLIGATIONS. No recourse for the payment of the principal of or premium, if any, or interest on the Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in this Indenture or in any supplemental indenture, or in any Debenture, or because of the creation of any indebtedness represented thereby or the guarantee by the Guarantor thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Guarantor or of any respective successor corporation, either directly or through the Company or the Guarantor or any respective successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of Debentures; PROVIDED, HOWEVER, that the foregoing shall not affect or impair the obligations of the Guarantor hereunder.

                                   ARTICLE SIX

                            MISCELLANEOUS PROVISIONS

     Section 6.01. This Second Supplemental Indenture shall become effective at the Effective Time and shall be automatically null and void if and in the event that the Merger shall not become effective on or prior to February 15, 1996.

     Section 6.02. This Second Supplemental Indenture shall be governed by and construed in accordance with the Laws of the State of California, without regard to the principles of conflicts of laws thereof.

     Section 6.03.  Except as expressly contemplated by Sections 1.02(d) and
5.01 hereof, nothing in this Second Supplemental Indenture, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors hereunder, and the holders of the Debentures or the holders of Guarantor Senior Indebtedness, any legal or equitable right, remedy or claim under or in respect to this Second Supplemental Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and their successors hereunder and the holders of the Debentures.

     Section 6.04. The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended.

     Section 6.05. After the Effective Time, any Debentures authenticated and delivered in substitution for, or in lieu of, Debentures then outstanding and all Debentures presented or delivered to the Trustee on and after the Effective Time for such purpose shall be either restated to give the effect to the Second Supplemental Indenture or, in lieu thereof, stamped with a notation substantially as follows:

               The principal amount of this Debenture has become convertible into shares of the Common Stock, par value $0.01 per share, of Seagate Technology, Inc., at an initial conversion price per share of $54.30, such conversion price being subject to certain adjustments as set forth in the Indenture. Reference herein to "Common Stock of the Company" or the "Company's Common Stock" shall be deemed to be to the Common Stock of Seagate Technology, Inc. The payment of principal of, premium, if any, and interest on the Debentures has been guaranteed by Seagate Technology, Inc. on a subordinated basis as set forth in the Indenture. The Indenture, dated as of March 1, 1992, referred to in this

     Debenture has been amended by a Second Supplemental Indenture, dated as of February 2, 1996, to provide for such convertibility and guarantee. Reference is hereby made to said Second Supplemental Indenture, copies of which are on file with Conner Peripherals, Inc. and Seagate Technology, Inc., for a statement of the amendment therein made.

     Nothing contained in this Second Supplemental Indenture shall require the holder of any Debenture to submit or exchange such Debenture prior to the Effective Time in order to obtain the benefits of the Guaranty or any other provisions hereunder.

     The Company agrees to provide the Trustee with a stamp or means of reproducing the above legend on the Debentures without materially obscuring the text of the Debentures.

     Anything herein contained to the contrary notwithstanding, the Trustee shall not at any time be under any responsibility to acquire or cause any Debenture now or hereafter outstanding to be presented or delivered to it for any purpose provided for in this Section 6.05.

     Section 6.06. Except as expressly supplemented by this Second Supplemental Indenture, the Indenture, the Debentures issued thereunder and the charge and obligation created thereby are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and the Debentures issued thereunder shall remain in full force and effect.

     Section 6.07. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with (a) another provision of this Second Supplemental Indenture, or (b) any provision of the Indenture, which is required to be included by any of the provisions of Section 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

     Section 6.08. The recitals contained in this Second Supplemental Indenture shall be taken as statements of the Company or the Guarantor, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

     Section 6.09. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        CONNER PERIPHERALS, INC.
[Seal]


                                        By:  /s/ JAMES A. TAYLOR
                                           ---------------------------
Attest:

  /s/ THOMAS F. MULVANEY
-------------------------
                                        SEAGATE TECHNOLOGY, INC.

[Seal]

                                        By:  /s/ ALAN F. SHUGART
                                           ---------------------------
Attest:

  /s/ DONALD L. WAITE
-------------------------
                                        STATE STREET BANK AND TRUST COMPANY

[Seal]

                                        By:  /s/ GARY DOUGHERTY
                                           ---------------------------
Attest:

  /s/
-------------------------